UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) November 15, 2011

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois		60455
(Address of Principal Executive Offices)		(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

7402 W. 100th Place, Bridgeview, Illinois

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Warrant Holders Exercise Warrants

On November 3, 2006, Manitex International, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain institutional investors. Pursuant to the terms of the Securities Purchase Agreement, the Company issued 550,000 Series A Warrants that had an exercise price of $4.05 per share and 550,000 Series B Warrants that had an exercise price of $4.25 per share. Both the Series A and Series B Warrants had a November 15, 2011 expiration date. All shares to be issued in connection with the exercise of the Series and Series B Warrants were registered on a Form 3 Registration Statement that was declared effective by the Security and Exchange Commission on June 7, 2007. In 2007, Warrant holders exercised 100,000 Series A Warrants and 346,000 Series B Warrants.

On November 15, 2011, Warrant holders exercised 191,199 Series A Warrants and 75,369 Series B Warrants. In connection with the aforementioned exercises, Company received $1,094,674 and issued 266,568 shares of Manitex International, Inc. Common Stock. The proceeds received were used to reduce existing bank debt. All remaining unexercised Series A and Series B Warrants have expired.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

Not applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/S/ DAVID GRANSEE
Name:	David Gransee
Title:	VP and CFO

Date: November 18, 2011